Exhibit 23.01


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 1994 incorporated by reference or included in the Kentucky Utilities Company and KU Energy Corporation Form 10-K's for the year ended December 31, 1993 and our report dated June 9, 1994 included in the Kentucky Utilities Company Annual Report on Form 11-K for the year ended December 31, 1993.




                                                      /s/ Arthur Andersen LLP
                                                      ARTHUR ANDERSEN LLP




          December 27, 1994
          Chicago, Illinois



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